Exhibit 10.1
INDYMAC BANCORP, INC.
INDYMAC BANK, F.S.B.
DIRECTOR’S AGREEMENT
     THIS DIRECTOR’S AGREEMENT (the “Agreement”) is executed effective as of August 1, 2006, by and between IndyMac Bancorp, Inc. (the “Company”) and IndyMac Bank, F.S.B. (the “Bank”), and                      (“Director”).
WITNESSETH:
     WHEREAS, the Director has been elected by the shareholders to the Board of Directors (“Board”) of the Company and/or the Bank;
     WHEREAS, the Director desires to serve on the Boards until he resigns or is not elected for another term and will receive compensation and other benefits from the Company during his period of service on the Boards;
     WHEREAS, the Company and the Bank desire to have the benefit of the Director’s service as a Board member for the term for which Director is elected;
     WHEREAS, the Company, the Bank, and the Director desire to set forth the terms and conditions of Director’s service as a Board member under this Agreement;
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:
     1. Duration. Director shall be subject to this Agreement for so long as Director serves as a Board member and, with respect to the obligation in section 4 hereof and those provisions in the Indymac Director Code of Ethics that by their terms apply after the Director’s term has ended, for the relevant period thereafter. Director’s service as a Board member may continue indefinitely until Director resigns or is not re-elected.
     2. Compensation. The Company or the Bank will compensate Director in accordance with the Board Compensation Policy.
     3. Adherence to Code of Ethics. Director has reviewed the Indymac Corporate Governance Philosophy and the Indymac Director Code of Ethics and agrees to abide by the principles and adhere to the rules expressed therein.
     4. Cooperation. Upon the receipt of reasonable notice from Company or the Bank (including outside counsel), Director agrees that while serving as a Board member and thereafter, Director will provide information and reasonable assistance to Company or the Bank, their affiliates and their respective representatives in defense of any claims that may be made against Company, the Bank or their affiliates, to the extent that such claims may relate to the period of Director’s service as a Board member.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

COMPANY
By:
	Name:	Michael W. Perry
	Title:	Chairman of the Board

BANK
By:
Name:
Title:

DIRECTOR

[ ] in Director’s individual capacity